Exhibit 23.2

Tel:	714-957-3200	3200 Bristol St., 4th Floor
Fax:	714-957-1080	Costa Mesa, CA 92626
www.bdo.com

Consent of Independent Registered Public Accounting Firm

Headwaters Incorporated

South Jordan, Utah

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-3) of our reports dated November 18, 2014, relating to the consolidated financial statements and the effectiveness of Headwaters Incorporated’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

August 4, 2015

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.